UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 21, 2008

(Date of earliest event reported)

California Micro Devices Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-15449	94-2672609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 N. McCarthy Blvd., No. 100, Milpitas, CA 95035-5112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 263-3214

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 21, 2008, Registrant’s Board of Directors approved an amendment to Section 2.5 of Registrant’s bylaws to provide that any stockholder who wishes to propose business to be conducted at an annual meeting or to nominate a director must include in the advance notice to Registrant a description of such stockholder’s derivative and short positions. Previously, as to the stockholder’s equity interest, the stockholder only had to disclose how many shares the stockholder beneficially owned. The amendment impacted Sections 2.5 (b), (c), and (d) of the bylaws.

Item 8.01	Other Events

On August 21, 2008, Registrant authorized a program to repurchase up to 1 million shares of its outstanding common stock. The exact amount and timing of repurchases under the program will be subject to market conditions, legal requirements and management’s judgment as well as other factors. The repurchase transactions may take place in the open market or via private negotiations. The repurchase program may be modified, extended or terminated by the board of directors at any time.

At its board of directors meeting held on August 21, 2008, Registrant approved changes to its outside director cash compensation effective concurrent with the election of directors at the annual stockholders meeting that day. Registrant had last changed its director cash compensation in 2003. The impact of these changes is to increase overall director cash compensation from $148,000 to $191,000.

The Chairman of the Board will receive an annual retainer of $40,000 for his or her services while other outside directors will receive an annual retainer of $25,000 plus an annual retainer for serving on a committee or as committee chairman as shown below. All annual retainers are payable in quarterly installments at the end of each fiscal quarter. There are no longer board or board committee meeting attendance fees although the board could approve meeting fees on a case by case basis in the future if the board or a committee of the board was required to have an unusually large number of meetings due to then extant circumstances.

Audit Committee: Chairman—$15,000 and Member—$7,500

Compensation Committee: Chairman—$6,000 and Member—$3,000

Nominating and Corporate Governance: Chairman—$5,000 and Member—$2,000

Registrant also on August 21, 2008, approved an amendment to its 2004 Omnibus Incentive Compensation Plan (the “Plan”) effective concurrent with the election of directors at the annual stockholders meeting that day to provide that (1) the vesting of the 10,000 share option grant to each re-elected director who had served the requisite time period would be changed to one-twelfth on the date of grant and one-twelfth on each of the next eleven monthly anniversaries of the date of grant and (2) the number of options granted to each person when he or she first becomes director would be increased from 15,000 shares to 20,000 shares. A copy of the Plan reflecting such amendment to Sections 4(b)(i) and 4(b)(iii) is attached as Exhibit 10.32.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 3.3, Amended and Restated Bylaws, is attached.

Exhibit 10.32, 2004 Omnibus Incentive Compensation Plan, as amended August 21, 2008, is attached.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized on the 26th day of August, 2008.

CALIFORNIA MICRO DEVICES CORPORATION (Registrant)

By:	/s/ ROBERT V. DICKINSON
Robert V. Dickinson
President and Chief Executive Officer

Exhibit Index

Exhibit	Description

3.3	Amended and Restated Bylaws is attached

10.32	2004 Omnibus Incentive Compensation Plan, as amended August 21, 2008, is attached

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